AGREEMENT
                                    ---------

         THIS AGREEMENT (this "Agreement") is made effective as of September 6, 2006, by and between NeoMedia Technologies, Inc., a Delaware corporation (the "Company") and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor" and together with the Company, the "Parties" and each, a "Party").

                                    RECITALS:

         WHEREAS, the Parties entered into an Investment Agreement (the "Investment Agreement") pursuant to which the Company issued to the Investor Twenty-Two Million Dollars ($22,000,000) of the Company's Series C Preferred Shares on February 17, 2006 (the "Transaction Date"); and

         WHEREAS, the Parties acknowledge and agree that pursuant to the Investment Agreement, the Investor is obligated to purchase from the Company, and the Company has the right to sell to the Investor, an additional Five Million Dollars ($5,000,000) of Series C Preferred Shares of the Company on the date the registration statement, which shall be filed pursuant to that certain Investor Registration Rights Agreement, of even date with the Investment Agreement, is declared effective by the United States Securities and Exchange Commission (the "Additional Funding"); and

         WHEREAS, the Parties desire to terminate all further obligations of the Investor to fund to the Company, and the right of the Company to receive from the Investor, the Additional Funding.

         NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and in the Investment Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

                                   AGREEMENT:

         1. Termination. The Parties hereby agree to terminate the obligation of the Investor to fund to the Company, and the right of the Company to receive from the Investor, the Additional Funding under or with respect to the Investment Agreement or any and all documents entered into by the Parties on February 17, 2006 in connection with the Investment Agreement (collectively, the "Transaction Documents"). As a result of this provision, neither the Company nor the Investor shall have any further rights or obligations with respect to the Additional Funding under or with respect to the Transaction Documents. The Company acknowledges and agrees that this Agreement shall not effect or limit the Company's obligations, representations and/or warranties under the Investment Agreement and/or the Investor Registration Rights Agreement, dated February 17, 2006, by and between the Company and the Investor, or any other agreements in connection with the Investor's purchase of shares of the Company's Series C Preferred Stock.

         2. Recitals. The Recitals herein above are hereby incorporated into this Agreement as if fully stated herein.

         3. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. The Parties hereby irrevocably submit to the non-exclusive jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Parties hereby irrevocably waive personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it set forth in the Investment Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         4. Counterparts. This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         5. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

         7. Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

         8. No Strict Construction. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

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

         9. Changes to the Terms of this Agreement. This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Parties. The term "Agreement" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         10. Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.



                           [SIGNATURE PAGE TO FOLLOW]



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


         IN WITNESS WHEREOF, the Parties have signed and delivered this Agreement on the date first set forth above.

                                 NEOMEDIA TECHNOLOGIES, INC.



                                 By:     /s/ Charles T. Jensen
                                         ---------------------------------------
                                 Name:   Charles T. Jensen
                                 Title:  Chief Executive Officer


                                 CORNELL CAPITAL PARTNERS, LP

                                 By:     Yorkville Advisors, LLC
                                 Its:    General Partner



                                 By:     /s/ CORNELL CAPITAL PARTNERS, LP
                                         ---------------------------------------
                                 Name:   Mark A. Angelo
                                 Title:  Portfolio Manager


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